Exhibit 99.1

Contact: Kendra Kimmons Managing Director of Communications 225-299-3708 kendra.kimmons@amedisys.com

Amedisys Announces Definitive Agreement to Acquire Home Staff, LLC

Third Acquisition Makes the Company the Largest Personal Care Provider in Massachusetts

BATON ROUGE, La., December 19, 2016 – Amedisys, Inc. (NASDAQ:AMED), one of the nation’s leading home health care and hospice companies, today announced that its subsidiary, Associated Home Care, has signed a definitive agreement to acquire Home Staff, LLC, a personal care provider, headquartered in Worcester, Massachusetts.

Under the terms of the agreement, Associated Home Care will acquire substantially all of the assets of Home Staff from Fallon Health and VNA Care Network. The transaction is expected to close on February 1, 2017.

Home Staff, founded in 1977, offers professional nurses, chore workers, companions, transportation, Personal Care Assistants, Certified Nursing Assistants and homemakers to clients to encourage independent living 24 hours a day and seven days a week. With 502 employees, Home Staff has home personal care offices in Worcester, Needham and West Springfield and covers the Greater Metro Boston, Greater Worcester Region and the Western Massachusetts Region. It delivers care to 3,500 clients per year and generates approximately $10.5 million in annualized revenues.

“This transaction is exciting not only because it enlarges our personal care footprint in Massachusetts, it also positions us for a future collaboration with an innovative payor to help manage their most vulnerable patients,” stated Amedisys President and Chief Executive Officer Paul Kusserow. “We look forward to partnering with Fallon Health to show the value that our care can bring to programs such as PACE (Program of All-Inclusive Care for the Elderly), SNPs (Special Needs Plans) chronic disease management and population health management.”

Associated Home Care, a leading personal care agency in Greater Boston, was acquired by Amedisys in March of this year. In August, Amedisys acquired Professional Profiles, a private-duty home healthcare agency based in Danvers, Massachusetts. Home Staff will be the third acquisition by Amedisys or its subsidiaries in Massachusetts since Amedisys renewed its acquisition strategy in 2015.

“Once this transaction is completed, collectively, the Amedisys’ Personal Care Division (AHC) will have 2,500 aides providing care to 15,000 clients annually at home throughout Massachusetts – making us the largest personal care provider in the state,” stated Mike Trigilio, President of Amedisys Personal Care. “Closing this transaction allows us to focus on our future overall healthcare strategy, which is to bridge the gaps in continuum, invest in technology and to work hand in hand with payors to create solutions for the changing health care environment. Amedisys is now positioned as the leader in the Massachusetts for driving high quality care across the continuum while providing great value to payors and healthcare systems alike.”

“We are thrilled that we will join the Amedisys family,” said Joanne Walsh, Executive Director of Home Staff LLC. “We have been committed to the markets we serve for over 35 years, and this transaction will assure that our clients continue to receive the care they have come to expect from the aides they depend on.”

Forward-Looking Statements:

When included in this press release, words like “believes,” “belief,” “expects,” “plans,” “anticipates,” “intends,” “projects,” “estimates,” “may,” “might,” “would,” “should” and similar expressions are intended to identify forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a variety of risks and uncertainties that could cause actual results to differ materially from those described therein. These risks and uncertainties include, but are not limited to the following: changes in Medicare and other medical payment levels, our ability to open care centers, acquire additional care centers and integrate and operate these care centers effectively, changes in or our failure to comply with existing Federal and State laws or regulations or the inability to comply with new government regulations on a timely basis, competition in the home health industry, changes in the case mix of patients and payment methodologies, changes in estimates and judgments associated with critical accounting policies, our ability to maintain or establish new patient referral sources, our ability to attract and retain qualified personnel, changes in payments and covered services due to the economic downturn and deficit spending by Federal and State governments, future cost containment initiatives undertaken by third-party payors, our access to financing due to the volatility and disruption of the capital and credit markets, our ability to meet debt service requirements and comply with covenants in debt agreements, business disruptions due to natural disasters or acts of terrorism, our ability to integrate and manage our information systems, our ability to comply with requirements stipulated in our corporate integrity agreement and changes in law or developments with respect to any litigation relating to the Company, including various other matters, many of which are beyond our control.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on any forward-looking statement as a prediction of future events. We expressly disclaim any obligation or undertaking and we do not intend to release publicly any updates or changes in our expectations concerning the forward-looking statements or any changes in events, conditions or circumstances upon which any forward-looking statement may be based, except as required by law.

About Amedisys:

Amedisys, Inc. is a leading healthcare at home Company delivering personalized home health, hospice and personal care. Amedisys is focused on delivering the care that is best for our patients, whether that is home-based personal care; recovery and rehabilitation after an operation or injury; care focused on empowering them to manage a chronic disease; or hospice care at the end of life. More than 2,200 hospitals and 61,900 physicians nationwide have chosen Amedisys as a partner in post-acute care. Founded in 1982, headquartered in Baton Rouge, LA with an executive office in Nashville, TN, Amedisys is a publicly held company. With more than 16,000 employees, in 421 care centers in 34 states, Amedisys is dedicated to delivering the highest quality of care to the doorsteps of more than 340,000 patients in need every year. For more information about the Company, please visit: www.amedisys.com.

We use our company website as a channel of distribution for important company information. Important information, including press releases, analyst presentations and financial information regarding the Company is routinely posted on and accessible on the “Investor Relations” subpage of our website, which is accessible by clicking on the tab labeled “Investors” on our website home page. We will also use our website to expedite public access to time-critical information regarding the Company in advance of or in lieu of distributing a press release or a filing with the Securities and Exchange Commission (“SEC”) disclosing the same information. In addition, we make available on the Investor Relations subpage of our website (under the link “SEC filings”) free of charge our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, ownership reports on Forms 3, 4 and 5 and any amendments to those reports as soon as practicable after we electronically file such reports with the SEC. Further, copies of our Certificate of Incorporation and Bylaws, our Code of Ethical Business Conduct and the charters for the Audit, Compensation, Nominating and Corporate Governance, Quality of Care and Compliance and Ethics Committees of our Board are also available on the Investor Relations subpage of our website (under the link “Corporate Governance”).

About Home Staff, LLC:

For over 37 years, Home Staff has been Massachusetts’ leading choice in private home care, enabling countless people to remain comfortably in the safety of their own home…wherever home may be. Home Staff’s exceptional caregivers provide superior, individualized care that encourages and supports independent living and provides peace of mind to families and loved ones. Home Staff’s contacts and collaboration with many partners in the eldercare market and its’ accreditation by the Home Care Alliance of Massachusetts, has contributed to its’ positive reputation as a provider and employer.

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